UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

SCHEDULE 14C INFORMATION STATEMENT

Amendment No. 1

Information Statement Pursuant to Section 14(c) of the Securities

Exchange Act of 1934

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☑ Preliminary Information Statement

☐ Definitive Information Statement

☐ Confidential, of the Use of the Commission Only (as permitted by Rule 14c-5(d) (2))

XcelMobility, Inc.

 (Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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☑ No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	1)	Title of each class of securities to which transaction applies:

	2)	Aggregate number of securities to which transaction applies:

	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

	4)	Proposed maximum aggregate value of transaction:

	5)	Total fee paid:

☐	Fee paid previously with preliminary materials:
☐	Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

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XCELMOBILITY, INC.

NOTICE OF ACTION TAKEN BY WRITTEN CONSENT OF STOCKHOLDERS August _, 2015

August _, 2015

Dear XcelMobility, Inc. Stockholders:

This Information Statement is furnished by the Board of Directors (the “Board”) of XcelMobility, Inc., a Nevada corporation (the “Company”), to holders of record as of the close of business on August 12, 2015 (the “Stockholders”) of the Company’s common stock, $0.001 par value per share (the “Common Stock), pursuant to Section 14(c) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The purpose of this Information Statement is to inform our Stockholders that, on August 12, 2015, holders of a majority of the voting power of the outstanding capital stock of the Company, acted by written consent in lieu of a special meeting of stockholders in accordance with Section 78.320 of the Nevada Revised Statutes (“NRS”) to authorize and approve an amendment to the Articles of Incorporation (the “Amendment”) of the Company increasing the amount of authorized shares of Common Stock to 800,000,000 shares. A copy of the Amendment to the Articles of Incorporation is attached as Annex A to this Information Statement.

The approval of the Amendment will not become effective until at least 20 calendar days after the initial mailing of this Information Statement (the “Effective Date”).

No action is required by you. The accompanying Information Statement is furnished to inform our Stockholders of the action described above before it takes effect in accordance with Rule 14c-2 promulgated under the Exchange Act. This Information Statement is being first mailed to you on or about August _, 2015. WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE WRITTEN CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR THIS MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL CONSEQUENTLY BE NEEDED TO APPROVE THESE ACTIONS.

By Order of the Board of Directors

/s/ Renyan Ge
Renyan Ge
Chief Executive Officer

Palo Alto, CA

August _, 2015

XCELMOBILITY, INC.

2225 East Bayshore Road, Suite 200

Palo Alto, CA 94303

INFORMATION STATEMENT PURSUANT TO SECTION 14(C) OF THE SECURITIES EXCHANGE ACT OF 1934 AND REGULATION 14C PROMULGATED THEREUNDER

INTRODUCTORY STATEMENT

XcelMobility, Inc. (the “Company”) is a Nevada corporation with principal executive offices located at 2225 East Bayshore Road, Suite 200, Palo Alto, CA 94303. Our telephone number is (650) 632-4210. On August 12, 2015, the Company’s Board of Directors (the “Board”), after careful consideration, unanimously deemed advisable and approved and adopted an amendment to our articles of incorporation (the “Amendment”) increasing the number of authorized shares of Common Stock to 800,000,000 shares. This Information Statement is being sent to holders of record (the “Stockholders”) of the Company’s Common Stock as of August 12, 2015 (the “Record Date”), by the Board to notify them about actions that the holders of a majority of the voting power of the outstanding capital stock of the Company and all of the outstanding preferred stock of the Company (the “Consenting Stockholders”) entitled to vote on the Amendment (the “Required Vote”), have taken action by written consent, in lieu of a special meeting of the Stockholders. The Required Vote was obtained on August 12, 2015 in accordance with the relevant sections of the Nevada Revised Statutes (“NRS”) and our Articles of Incorporation and our By-laws (the “Charter”).

Section 78.320 of the NRS generally provides that any action required or permitted to be taken at a meeting of the stockholders may be taken without a meeting if, before or after the action, a written consent thereto is signed by stockholders holding at least a majority of the voting power, except that if a different proportion of voting power is required for such an action at a meeting, then that proportion of written consents is required. In order to eliminate the costs and management time involved in obtaining proxies and in order to effect the above actions as early as possible in order to accomplish the purposes of the Company as herein described, the Board consented to the utilization of, and did in fact obtain, the written consent of the Consenting Stockholders who collectively own shares representing a majority of our Common Stock.

We are not asking you for a proxy and you are requested not to send us a proxy.

Copies of this Information Statement are expected to be mailed on or about August _, 2015, to the holders of record on the Record Date of our outstanding shares. The matters that are subject to approval of the Stockholders will not be completed until at least 20 calendar days after the initial mailing of this Information Statement. This Information Statement is being delivered only to inform you of the corporate actions described herein before they take effect in accordance with Rule 14c-2 promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

We have asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of our capital stock held of record and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

Dissenting Stockholders

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the approval of the Amendment, and we will not independently provide our stockholders with any such right.

Information Statement Costs

The entire cost of furnishing this Information Statement will be borne by the Company. We will request brokerage houses, nominees, custodians, fiduciaries and other like parties to forward this Information Statement to the beneficial owners of the Common Stock held of record by them and will reimburse such persons for their reasonable charges and expenses in connection therewith.

THIS IS NOT A NOTICE OF A MEETING OF STOCKHOLDERS AND NO STOCKHOLDERS’ MEETING WILL BE HELD TO CONSIDER ANY MATTER DESCRIBED HEREIN.

PLEASE NOTE THAT THE COMPANY’S CONTROLLING STOCKHOLDERS HAVE VOTED TO APPROVE THE AMENDMENT. THE NUMBER OF VOTES HELD BY THE STOCKHOLDERS EXECUTING THE CONSENT IS SUFFICIENT TO SATISFY THE STOCKHOLDER VOTE REQUIREMENT FOR SUCH MATTER UNDER APPLICABLE LAW AND THE COMPANY’S CHARTER, SO NO ADDITIONAL VOTES WILL BE NEEDED TO APPROVE THIS ACTION.

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FORWARD-LOOKING STATEMENTS

Certain statements included in this Information Statement regarding the Company are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. This information may involve known and unknown risks, uncertainties and other factors which may cause our actual results, performance or achievements to be materially different from the future results, performance or achievements expressed or implied by any forward-looking statements. Forward-looking statements, which involve assumptions and describe our future plans, strategies and expectations, are generally identifiable by use of the words “may,” “will,” “should,” “expect,” “anticipate,” “estimate,” “believe,” “intend” or “project” or the negative of these words or other variations on these words or comparable terminology. Actual events or results may differ materially from those discussed in forward-looking statements as a result of various factors. In light of these risks and uncertainties, there can be no assurance that the forward-looking statements contained in this Information Statement will in fact occur. We are not under any obligation, and we expressly disclaim any obligation, to update or alter any forward-looking statements, whether as a result of new information, future events or otherwise.

VOTE REQUIRED TO APPROVE THE PROPOSAL

As of the Record Date, there were 5,000,000 shares of Series A Convertible Preferred Stock issued and outstanding. The holders of the Series A Preferred Stock are entitled to 51% voting power on all matters requiring the vote of stockholders of the Company.

CONSENTING STOCKHOLDERS

On the Record Date, 2 stockholders holding 5,000,000 shares of the Company’s issued and outstanding Series A Convertible Preferred Stock (51% of the voting power of the outstanding capital stock and 100% of the outstanding preferred stock), consented in writing to the approval of the Amendment.

Under Section 14(c) of the Exchange Act, the transactions cannot become effective until the expiration of the 20-day Period.

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APPROVAL OF THE AMENDMENT TO

THE COMPANY’S ARTICLES OF INCORPORATION

General Information

As of the date hereof, pursuant to our Articles of Incorporation, we are authorized to issue up to Four Hundred Million (400,000,000) shares of Common Stock. We propose to increase our authorized shares of Common Stock from Four Hundred Million (400,000,000) to Eight Hundred Million (800,000,000) shares of Common Stock.

The Consenting Stockholders representing a majority of the Company’s outstanding voting stock and all of the outstanding preferred stock have given their written consent to increase the authorized number of shares of Common Stock. Under the NRS, the consent of the holders of a majority of the voting power is effective as stockholders’ approval. We will file the Amendment with the Nevada Secretary of State in order to increase the number of authorized shares of Common Stock to Eight Hundred Million (800,000,000) shares of Common Stock no earlier than (20) calendar days from the date of mailing of this Information Statement. A copy of the form of Amendment is attached hereto as Annex A.

The Amendment will not result in any changes to the issued and outstanding shares of Common Stock of the Company and will only affect the number of shares that may be issued by the Company in the future.

Reasons for the Amendment

The primary purpose of this amendment to increase the number of authorized shares of Common Stock is to make available for future issuance by us additional shares of Common Stock and to have a sufficient number of authorized and unissued shares of Common Stock to maintain flexibility in our corporate strategy and planning. We believe that it is in the best interests of our Company and its stockholders to have additional authorized but unissued shares available for issuance to meet business needs as they arise. The Board of Directors believes that the availability of additional shares will provide our Company with the flexibility to issue Common Stock for possible future financings, stock dividends or distributions, acquisitions, stock option plans, and other proper corporate purposes that may be identified in the future by the Board of Directors, without the possible expense and delay of a special stockholders’ meeting. The issuance of additional shares of Common Stock may have a dilutive effect on earnings per share and, for stockholders who do not purchase additional shares to maintain their pro rata interest in our Company, on such stockholders’ percentage voting power.

The authorized shares of Common Stock in excess of those issued will be available for issuance at such times and for such corporate purposes as the Board of Directors may deem advisable, without further action by our stockholders, except as may be required by applicable law or by the rules of any stock exchange or national securities association trading system on which the securities may be listed or traded. Upon issuance, such shares will have the same rights as the outstanding shares of Common Stock. Holders of Common Stock have no preemptive rights. The availability of additional shares of Common Stock is particularly important in the event that the Board of Directors determines to undertake any actions on an expedited basis and thus to avoid the time, expense and delay of seeking stockholder approval in connection with any potential issuance of Common Stock of which we have none contemplated at this time other than as discussed herein.

We have no arrangements, agreements, understandings, or plans at the current time for the issuance or use of the additional shares of common stock proposed to be authorized. The Board of Directors does not intend to issue any common stock except on terms which the Board of Directors deems to be in the best interests of our company and its then existing stockholders.

Principal Effects on Outstanding Common Stock

The proposal to increase the authorized Common Stock will affect the rights of existing holders of Common Stock to the extent that future issuances of Common Stock will reduce each existing stockholder’s proportionate ownership and may dilute earnings per share of the shares outstanding at the time of any such issuance. The Amendment will be effective upon filing with the Nevada Secretary of State.

Potential Anti-Takeover Aspects and Possible Disadvantages of Stockholder Approval of the Increase

The increase in the authorized number of shares of Common Stock could have possible anti-takeover effects. These authorized but unissued shares could (within the limits imposed by applicable law) be issued in one or more transactions that could make a change of control of the Company more difficult, and therefore more unlikely. The additional authorized shares could be used to discourage persons from attempting to gain control of the Company by diluting the voting power of shares then outstanding or increasing the voting power of persons that would support the Board of Directors in a potential takeover situation, including by preventing or delaying a proposed business combination that is opposed by the Board of Directors although perceived to be desirable by some stockholders. The Board of Directors does not have any current knowledge of any effort by any third party to accumulate our securities or obtain control of the Company by means of a merger, tender offer, solicitation in opposition to management or otherwise.

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While the Amendment may have anti-takeover ramifications, our Board of Directors believes that the financial flexibility offered by the Amendment outweighs any disadvantages. To the extent that the Amendment may have anti-takeover effects, the Amendment may encourage persons seeking to acquire our Company to negotiate directly with the Board of Directors enabling the Board of Directors to consider the proposed transaction in a manner that best serves the stockholders’ interests.

Other than as set forth above, there are currently no plans, arrangements, commitments or understandings for the issuance of additional shares of Common Stock.

Amendment

The Third Article of the Company’s Articles of Incorporation will be amended to read as follows:

“The Corporation shall have authority to issue a total of Eight Hundred Million (800,000,000) shares of Common Stock, par value $0.001 per share, and 20,000,000 Preferred Shares, par value $0.001. To the fullest extent permitted by the laws of the State of Nevada (currently set forth in NRS 78.195 and 78.1955), as the same now exists or may hereafter be amended or supplemented, the board of directors may fix and determine the designations, rights, preferences or other variations of each class or series within each class of capital stock of the Corporation. The Corporation may issue the shares of stock for such consideration as may be fixed by the board of directors.”

A copy of the Amendment to the Articles of Incorporation is attached as Annex A.

No Dissenter’s Rights

Under Nevada Law, our dissenting stockholders are not entitled to appraisal rights with respect to the Amendment, and we will not independently provide our stockholders with any such right.

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Security Ownership of Principal Stockholders, Directors, and Officers

The following table sets forth certain information as of August 10, 2015, with respect to the beneficial ownership of our common stock and our Series A Preferred Stock for (i) each director and officer, (ii) all of our directors and officers as a group, and (iii) each person known to us to own beneficially five percent (5%) or more of the outstanding shares of our common stock. As of August 10, 2015, there were 289,820,346 shares of common stock outstanding and 5,000,000 shares of Series A Preferred Stock outstanding.

To our knowledge, except as indicated in the footnotes to this table or pursuant to applicable community property laws, the persons named in the table have sole voting and investment power with respect to the shares of common stock or preferred stock indicated.

Name and Address of Beneficial Owner(1)	Class of Securities	Shares Beneficially Owned	Percentage Beneficially Owned
Directors and Executive Officers

Ronald Edward Strauss (2) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	Common Stock Series A Preferred Stock	59,823,115 (4) 2,500,000	20.64% 50%

Renyan Ge (3) 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	Common Stock Series A Preferred Stock	53,244,539 (4) 2,500,000	18.37% 50%

Xili Wang 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	Common Stock	28,094,112	11.97%

All Officers and Directors as a Group	Common Stock Series A Preferred Stock	141,161,766 (4) 5,000,000	48.71% 100%

5% Stockholders

Sheen Ventures Limited(2) 8th Floor, Henley Building, 5 Queen’s Road, Central, Hong Kong	Common Stock	13,332,000	4.60%

CC Wireless Limited(3) Room 15A, 17/F, Mai On Industrial Building, 17-21 Kung Yip Street, Kwai Chung, Hong Kong	Common Stock	16,968,000	5.85%

Wei Zhixiong Unit 1005A, Tower B, Haisong Bldg Tairan 9 Road, Futian District Shenzhen, 518040 China	Common Stock	20,000,000	6.90%

Ronald Edward Strauss 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	Common Stock Series A Preferred Stock	46,491,115 (4) 2,500,000	16.04% 50%

Renyan Ge 303 Twin Dolphins Drive, Suite 600 Redwood City, CA 94065	Common Stock Series A Preferred Stock	36,276,539 (4) 2,500,000	12.52% 50%

(1)	Beneficial ownership has been determined in accordance with Rule 13d-3 under the Exchange Act. Pursuant to the rules of the SEC, shares of common stock which an individual or group has a right to acquire within 60 days pursuant to the exercise of options or warrants are deemed to be outstanding for the purpose of computing the percentage ownership of such individual or group, but are not deemed to be beneficially owned and outstanding for the purpose of computing the percentage ownership of any other person shown in the table.

(2)	Ms. Guo Jie has direct ownership over the 13,332,000 shares held by Sheen Ventures Limited, a company organized under the laws of Hong Kong. Ms. Guo Jie is the wife of Mr. Strauss. As such, Mr. Strauss may be deemed to be the indirect beneficial owner of the securities by reason of his influence or control over Ms. Guo Jie’s voting and disposition decisions.

(3)	Mr. Renyan Ge holds voting and dispositive control over the 16,968,000 shares held by CC Wireless Limited, a company organized under the laws of Hong Kong.

(4)	Includes shares of common stock of the Company issuable upon conversion of shares of Series A Preferred Stock.

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Securities Authorized for Issuance Under Equity Compensation Plans

On May 9, 2014, our Board of Directors approved and adopted our 2014 Equity Incentive Plan (the “Plan”) and authorized management to submit the Plan to our stockholders for approval. A majority of our stockholders approved the Plan on May 9, 2014.

The proposed Plan permits us to grant a variety of forms of awards, including stock options, stock appreciation rights, restricted stock, restricted stock units, performance shares, performance units and dividend equivalent rights, to allow us to adapt our incentive compensation program to meet our needs. The number of shares of our common stock that may be issued under the Plan to employees, directors and/or consultants in such awards is 40,000,000 shares. Our Board of Directors currently serves as the administrator of the Plan. As of December 31, 2014, 1,000,000 stock options to purchase shares of our common stock have been granted under the Plan.

Non-Cumulative Voting

The holders of our shares of common stock do not have cumulative voting rights, which means that the holders of more than 50% of such outstanding shares, voting for the election of Directors, can elect all of the Directors to be elected, if they so choose. In such event, the holders of the remaining shares will not be able to elect any of our Directors.

Transfer Agent

Our transfer agent is Securities Transfer Corp., and is located at 2591 Dallas Parkway, Suite 102, Frisco, Texas, 75034. Their telephone number is (469) 633-0101.

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REASONS WE USED STOCKHOLDER CONSENT AS OPPOSED TO SOLICITATION OF STOCKHOLDER

APPROVAL VIA PROXY STATEMENT AND SPECIAL MEETING

The Amendment requires stockholder approval. Stockholder approval could have been obtained by us in one of two ways: (i) by the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such purpose, or (ii) by a written consent of the holders of a majority of our voting securities. However, the latter method, while it represents the requisite stockholder approval, is not deemed effective until twenty (20) days after this Information Statement has been sent to all of our stockholders giving them notice of and informing them of the actions approved by such consent.

Given that we have already secured the affirmative consent of the holders of a majority of our voting securities to the Amendment, we determined that it would be a more efficient use of limited corporate resources to forego the dissemination of a proxy statement and subsequent majority vote in favor of the actions at a stockholders meeting called for such a purpose, and rather proceed through the written consent of the holders of a majority of our voting securities. Spending the additional company time, money and other resources required by the proxy and meeting approach would have been potentially wasteful and, consequently, detrimental to completing the Amendment in a manner that is timely and efficient for us and our stockholders.

INTERESTS OF CERTAIN PERSONS IN OR OPPOSITION TO MATTERS ACTED UPON

No director, officer, nominee for election as a director, associate of any director, officer of nominee or any other person has any substantial interest, direct or indirect, by security holdings or otherwise, resulting from the matters described herein which is not shared by all other stockholders pro rata in accordance with their respective interest. No director has informed the Company that he intends to oppose any of the corporate actions to be taken by the Company as set forth in this Notice and Information Statement.

DELIVERY OF DOCUMENTS TO SECURITY HOLDERS SHARING AN ADDRESS

Only one copy of this Information Statement is being delivered to multiple stockholders sharing an address, unless the Company has received contrary instructions from one or more of the stockholders. The Company will deliver promptly, upon written or oral request, a separate copy of this Information Statement to a stockholder at a shared address to which a single copy of this document was delivered. A stockholder may mail a written request to XcelMobility, Inc., Attention: Secretary, 2225 East Bayshore Road, Suite 200, Palo Alto, CA 94303 to request:

•—a separate copy of this Information Statement;

•—a separate copy of Information Statements in the future; or

•—delivery of a single copy of Information Statements, if such stockholder is receiving multiple copies of those documents.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

We file annual, quarterly, current and other reports and other information with the SEC. Certain of our SEC filings are available over the Internet at the SEC’s web site at www.sec.gov. You may also read and copy any document we file with the SEC at its public reference room by writing to the Public Reference Room of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Callers in the United States can also call 1-800-SEC-0330 for further information on the operations of the public reference facilities.

Dated: August _, 2015

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ANNEX A

AMENDMENT TO ARTICLES OF INCORPORATION

090204

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations
(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:

XcelMobility Inc.

2. The articles have been amended as follows: (provide article numbers, if available)

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 51%

4. Effective date and time of filing: (optional) Date: Time:

(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

Nevada Secretary of State Amend Profit-After
Revised: 1-5-15

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